Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                       WORLD OMNI LEASE SECURITIZATION LLC


                  This Certificate of Formation of World Omni Lease Securitization LLC (the "Company"), dated as of September 18, 1998, has been duly executed and is being filed by Daniel J. Munley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is World Omni Lease Securitization LLC.

                  SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of the date first above written.



                                                       /s/ Daniel J. Munley
                                                       -------------------------
                                                       Daniel J. Munley
                                                       Authorized Person